UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

August 1, 2024

Civista Bancshares, Inc.

(Exact name of Registrant as specified in its charter)

Ohio	001-36192	34-1558688
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	( IRS Employer Identification No.)

100 East Water Street, P.O. Box 5016, Sandusky, Ohio 44870

(Address of principle executive offices)

Registrant’s telephone number, including area code: (419) 625-4121

N/A

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common	CIVB	NASDAQ Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01. Change in Registrant’s Certifying Accountant

Effective as of August 1, 2024, the Board of Directors of Civista Bancshares, Inc. (the “Company”), upon the recommendation of the Audit Committee of the Board of Directors (the “Audit Committee”), approved the engagement of Plante Moran to serve as the Company’s independent registered public accounting firm for the year ending December 31, 2024, subject to the completion of Plante Moran’s standard client acceptance procedures. The engagement of Plante Moran resulted from a competitive request for proposal process undertaken by the Audit Committee pursuant to which the Audit Committee received proposals from Plante Moran, Forvis Mazars, LLP “Forvis Mazars”), who served as the Company’s independent registered public accounting firm for the year ended December 31, 2023, and 3 other independent registered public accounting firms. On August 1, 2024, the Company notified Forvis Mazars of the Company’s engagement of Plante Moran, and the resulting dismissal of Forvis Mazars, as the Company’s independent registered public accounting firm.

The reports of Forvis Mazars on the Company’s consolidated financial statements for the years ended December 31, 2023 and 2022 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles. During the Company’s two most recent fiscal years ended December 31, 2023 and 2022, and the subsequent interim period through August 1, 2024, (i) there were no disagreements with Forvis Mazars on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Forvis Mazars, would have caused Forvis Mazars to make reference to the subject matter of the disagreements in connection with its report, and (ii) there were no “reportable events” as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

The Company has provided a copy of the foregoing disclosures to Forvis Mazars. A letter from Forvis Mazars addressed to the Securities and Exchange Commission stating whether Forvis Mazars agrees with the statements set forth above related to Forvis Mazars is filed as Exhibit 16.1 to this Current Report on Form 8-K.

During the Company’s two most recent fiscal years ended December 31, 2023 and 2022, and the subsequent interim period through August 1, 2024, neither the Company nor anyone acting on its behalf consulted with Plante Moran regarding either (1) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and neither a written report nor oral advice was provided that Plante Moran concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing, or financial reporting issue; or (ii) any matter that was either the subject of a “disagreement” or a “reportable event,” as those terms are defined in Item 304(a)(2)(ii) of Regulation S-K.

Item 9.01. Financial Statements and Exhibits.

(a)	Not applicable

(b)	Not applicable

(c)	Not applicable

(d)	Exhibits

The following exhibits are included with this Current Report on Form 8-K:

Exhibit No.	Description

16.1	Letter from Forvis Mazars, LLP to the Securities and Exchange Commission dated August 5, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Civista Bancshares, Inc.
(Registrant)

Date: August 5, 2024	/s/ Ian Whinnem
Ian Whinnem,
Senior Vice President and Chief Financial Officer